UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 10, 2023

BIONDVAX PHARMACEUTICALS LTD.

(Exact name of registrant as specified in its charter)

Israel	001-37353	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Jerusalem BioPark, 2nd Floor

Hadassah Ein Kerem Campus

Jerusalem, Israel

(Address of principal executive offices, including zip code)

(+972) 8-930-2529
(+972) 8-930-2531 (facsimile)

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 400 Ordinary Shares, no par value	BVXV	Nasdaq Capital Market

Ordinary Shares, no par value		Nasdaq Capital Market*

*	Not for trading; only in connection with the registration of American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers

On May 10, 2023, Mr. George H. Lowell submitted to the board of directors (the “Board”) of BiondVax Pharmaceuticals Ltd. (the “Company”) his resignation from his position as a member of the Board, effective May 12, 2023. Mr. Lowell, who had served as a Board member since 2008, did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Lowell will remain on the Company’s Scientific Advisory board (the “Advisory Board”) and will begin serving as a liaison between the Advisory Board and the Board. The Company and Mr. Lowell are currently in discussions as to Mr. Lowell’s compensation for his continuing role on the Advisory Board and his new role as liaison between the Advisory and the Board.

Mr. Mark Germain, Chairman of the Board, commented, “On behalf of the entire Board, I thank George for the valuable contributions he has provided as a Board member for the past 15 years. We are pleased that he will continue to actively serve on BiondVax’s Scientific Advisory Board.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2023	BiondVax Pharmaceuticals Ltd.

	By:	/s/ Amir Reichman
Amir Reichman
Chief Executive Officer